UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2023

Arbor Rapha Capital Bioholdings Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40967	82-2427174
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Earle Ovington Blvd, Suite 900 Uniondale, NY	11553
(Address of principal executive offices)	(Zip Code)

(516) 506-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	ARCKU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ARCK	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50	ARCKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 13, 2023, Arbor Rapha Capital Bioholdings Corp. I (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff’) of the Nasdaq Stock Market LLC (“Nasdaq”), which stated that the Company was not in compliance with the requirements of Nasdaq Listing Rules (i) 5450(b)(2)(B), requiring a minimum of $50 million Market Value of Listed Securities requirement (the “Market Value Requirement”); (ii) 5450(b)(2)(A), requiring a minimum 1,100,000 Publicly Held Shares (the “Publicly Held Shares Requirement”), and (iii) 5450(b)(2)(C), requiring a minimum of $15 million Market Value of Publicly Held Shares requirement (the “Market Value of Publicly Held Shares Requirement”). Additionally, while companies are normally afforded compliance periods or the ability to submit a plan of compliance in order to be granted time to regain compliance, the Staff has determined to apply a more stringent criteria as permitted under Nasdaq Listing Rule 5101 to delist the Company’s Securities (as defined below) from The Nasdaq Global Market. In addition, on January 12, 2023, Nasdaq determined to halt trading in the Company’s Securities.

The Staff’s determination to delist the Company’s Class A common stock, warrants and units (collectively, the “Securities”) is based on the fact that in connection with the Company’s previously announced special meeting, held on December 8, 2022, the Company’s stockholders elected to redeem an aggregate of 17,188,668 shares of Class A common stock, representing approximately 99.6% of the issued and outstanding Class A common stock. As such, the Staff determined that the Company no longer complies with: (i) Market Value Requirement; (ii) Publicly Held Shares Requirement; and (iii) Market Value of Publicly Held Shares Requirement. Additionally, the Staff noted that the Company does not comply with either of the alternatives requirements for continued listing on the Nasdaq Global Market under Nasdaq Listing Rules 5450(b)(1) or 5450(b)(3), or the requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550.

Accordingly, the Company expects its Securities to be delisted effective with the open of business on January 24, 2023. The Company anticipates that its Securities may be traded over-the-counter following the suspension in trading of its Securities on Nasdaq.

Item 7.01 Regulation FD Disclosure.

As required under Nasdaq rules, the Company issued a press release on January 18, 2023, announcing Nasdaq’s letter, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated January 18, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2023

Arbor Rapha Capital Bioholdings Corp. I

By:	/s/ Ivan Kaufman
	Name:	Ivan Kaufman
	Title:	Chief Executive Officer